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                          HCC INSURANCE HOLDINGS, INC.
                  1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN,
                            AS AMENDED AND RESTATED

1.  PURPOSE

         The HCC INSURANCE HOLDINGS, INC. 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (the "1996 Directors' Plan") is intended to promote the interest of HCC Insurance Holdings, Inc., a Delaware corporation (the "Company"), and its Shareholders by helping to award and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to members of the Board of Directors (the "Board") of the Company who are not employees of the Company or any of its subsidiaries ("Nonemployee Directors") the option ("Option") to purchase shares of the common stock of the Company ("Stock"), as hereinafter set forth. Options granted under the 1996 Directors' Plan shall be options which do not constitute incentive stock options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended.

2.  OPTION AGREEMENTS

         Each Option shall be evidenced by a written agreement in the form attached to the 1996 Directors' Plan.

3.  ELIGIBILITY OF OPTIONEE

         Options may be granted only to individuals who are Nonemployee Directors of the Company. Each Nonemployee Director who was serving on the Board of Directors of the Company on December 14, 1995, shall receive, as of such date and without the exercise of the discretion of any person or persons, an Option exercisable for 5,000 shares of Stock. Each individual becoming a Nonemployee Director (a "New Member") after April 1, 1997, shall on the date of his first election receive an option exercisable for 12,500 shares of Stock (the "New Member Grant"). Such new Member Grant shall be provided from this 1996 Directors' Plan or from such other stock option plan which the Company has in effect. Each individual who is a Nonemployee Director as of the January 1 immediately following the date of the last regularly scheduled Board of Directors meeting to be held in each calendar year and without the exercise of the discretion of any person or persons, will be granted an additional Option exercisable for 10,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). Such Option shall be granted on the date determined by the Compensation Committee of the Board, which date shall be within the period beginning ten (10) trading days before such January 1 (or the immediately preceding December 31) and ending ten (10) trading days after such January 1 (or the immediately preceding December 31) (the date on which such Option is granted shall be referred to herein as the "Date of Grant"). Such Option shall be granted on the date determined by the Compensation Committee of the Board, which date shall be within the period beginning ten (10) trading days before such January 1 (or the immediately preceding December 31) and ending ten (10) trading days after such January 1 (or the immediately preceding December 31) (the date on which such Option is granted shall be referred to herein as the "Date of Grant") If, as of any date that the 1996 Directors' Plan is in effect, there are not sufficient shares of Stock available under the 1996 Directors' Plan to allow for the grant to each Nonemployee Director of an Option for the number of shares provided herein, each Nonemployee Director shall receive an Option for a prorata




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share of the total number of shares of Stock then available under the 1996
Directors' Plan. All Options granted under the 1996 Directors' Plan shall be at the Option price set forth in Paragraph 5 hereof and shall be subject to adjustment as provided in Paragraph 7 hereof.

4.  SHARES SUBJECT TO THE 1996 DIRECTORS' PLAN

         The aggregate number of shares which may be issued under Options granted under the 1996 Directors' Plan shall not exceed 450,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the 1996 Directors' Plan shall cease to be subject to the 1996 Directors' Plan, but, until termination of the 1996 Directors' Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the 1996 Directors' Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the 1996 Directors' Plan. The aggregate number of shares which may be issued under the 1996 Directors' Plan shall be subject to adjustment in the same manner as provided in Paragraph 7 hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the 1996 Directors' Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

5.  OPTION PRICE AND PERIOD

         The purchase price of Stock issued under each Option shall be the closing trading price of the Company's Common Stock on the New York Stock Exchange ("NYSE") or, if not traded on the NYSE, any other securities exchange on which the Stock is traded, for, other than for a new Member Grant, the Date of Grant (or the immediately preceding trading day if the Date of Grant is not a trading day) and for a New Member Grant, the trading day immediate preceding the New Member's election to the Board of Directors. In the event the Stock is not publicly traded at the time a determination of the purchase price is required to be made hereunder, the determination of the purchase price shall be made by the Board in such manner as it deems appropriate."

         Except as otherwise provided herein, each option and all rights or obligations thereunder shall expire on the tenth anniversary of the grant date (the "Expiration Date"), and shall be subject to earlier termination as hereinafter provided.

6.  TERM OF 1996 DIRECTORS' PLAN

         The 1996 Directors' Plan shall be effective on the date the 1996 Directors' Plan is approved by the Shareholders of the Company. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph 7, the 1996 Directors' Plan shall terminate upon and no further Options shall be granted after December 31, 2001.



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7.  RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the 1996 Directors' Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the Shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Company merges or consolidates with one or more corporations and the Company shall be the surviving corporation, thereafter upon any exercise of this Option the Grantee shall be entitled to purchase under this Option, in lieu of the number of shares of Stock as to which Option shall then be exercisable, the number and class of shares of stock and securities to which the Grantee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Grantee had been the holder of record of the number of shares of Stock as to which this Option is then exercisable. If the Company shall not be the surviving corporation in any merger of consolidation, or if the Company is dissolved or liquidated, this Option shall expire on the effective date of such merger or consolidation or such dissolution or liquidation; provided, that nothing herein shall preclude a surviving corporation or other corporation into which stock of the Company may be converted from assuming or substituting new options for the Option granted hereunder, which assumption or substitution may be made without the consent of the holder of this Option to such assumption, substitution, merger or consolidation, and further provided that immediately prior to such expiration, the entire number of shares of Stock for which this Option may be exercised shall be accelerated so that Grantee shall have the opportunity to exercise the entire unexpired portion of this Option prior to its expiration. The Company agrees to give at least 30 days prior notice to Grantee of the effective date of any such merger, consolidation, dissolution or liquidation. If the Company is acquired by another entity, in any manner, so that following such acquisition the Company is a subsidiary of another entity, the Company shall be deemed to be not the surviving corporation for purposes of this subparagraph (c).

         (d) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number and class of shares of Stock then covered by such Option, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock then covered by such Option.

         (e) Any adjustment provided for in Subparagraphs (b), (c) or (d) above shall be subject to any required Shareholder action.



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         (f) Except as hereinbefore expressly provided, the issuance by the
Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of share or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

8.  AMENDMENT OR TERMINATION OF THE 1996 DIRECTORS' PLAN

         The Board in its discretion may terminate the 1996 Directors' Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the 1996 Directors' Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the 1996 Directors' Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the 1996 Directors' Plan, change the class of individuals eligible to receive Options under the 1996 Directors' Plan or extend the term of the 1996 Directors' Plan, without the approval of the Shareholders of the Company.

9.  SECURITIES LAWS

         (a) The Company shall not be obligated to issue any Stock pursuant to any Option granted under the 1996 Directors' Plan at any time when the offering of the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, (the "Act") and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

         (b) It is intended that the 1996 Directors' Plan and any grant of an Option made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), meet all of the requirements of Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the 1934 Act. If any provision of the 1996 Directors' Plan or any such Option would disqualify the 1996 Directors' Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

10.  VESTING AND EXERCISE OF OPTIONS

         (a) (i) Except as set forth herein, any Option granted hereunder shall be fully exercisable on the first anniversary of the Date of Grant.

                  (ii) A New Member Grant shall also be fully exercisable on the first anniversary of the Date of Grant in the year such New Member is elected to the Board of Directors (without regard to the date a New Member was first elected to the Board of Directors).

         (b) The purchase price of the Stock purchased upon exercise of an option shall be paid in full at the time of each exercise of an option and may be paid to the Company, either:



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         (1) in cash (including a check, bank draft or money order); or

         (2) by the delivery of Stock having a fair market value equal to the aggregate Option price; or

         (3) by a combination of cash and Stock.

No options shall be exercisable except in respect of whole shares of Stock. Upon exercise of an option, the person exercising the option shall be entitled to one
(1) stock certificate evidencing the shares acquired upon such exercise.

         (c) An option granted under the 1996 Directors' Plan shall, by its terms, be nontransferable by the Nonemployee Director other than by will or the laws of descent and distribution; provided that an option may be transferred by the Nonemployee Director to a family member, trust, charity, or similar organization for estate planning purposes. During the Nonemployee Director's lifetime, the option shall be exercisable only by the Nonemployee Director or by the Nonemployee Director's duly appointed guardian or personal representative.

         (d) If the directorship of the Nonemployee Director is terminated for any reason other than (i) Disability (as hereinafter defined) of the Nonemployee Director, (ii) death of the Nonemployee Director, (iii)
Retirement (as hereinafter defined) of the Nonemployee Director, or (iv) on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company, or cause as determined by the Board of Directors, an Option (to the extent otherwise exercisable by the Nonemployee Director on the date of such termination) shall be exercisable by the Nonemployee Director at any time prior to the Expiration Date of the Option or within two (2) months after the date of such termination of the directorship, whichever is the shorter period.

         (e) If the Nonemployee Director's directorship is terminated by reason of Disability, an Option (whether or not exercisable on the date of the Nonemployee Director's termination of directorship by reason of Disability) shall be exercisable by the Nonemployee Director at any time prior to the Expiration Date of the Option or within twelve (12) months after the date of such termination, whichever is the shorter period. As used herein, the term "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether or not a Nonemployee Director's directorship is terminated by reason of Disability shall be in the sole and absolute discretion of the Board. An individual shall not be considered Disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Board may require.

         (f) If a Nonemployee Director dies while serving as a member of the Board or during the twelve (12)-month period described in Subparagraph (e) above, the Option shall be exercisable (whether or not exercisable on the date of the death of such Nonemployee Director) by the person or persons entitled to do so under the Nonemployee Director's will, or, if the Nonemployee Director shall fail to make testamentary disposition of said Option or shall die intestate, by the Nonemployee Director's legal representative or representatives, at any time prior to the Expiration Date of the Option or within twelve



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(12) months after the date of such death, whichever is the shorter period. If a Nonemployee Director dies during the two-month period described in subsection (d) above, the option shall be exercisable as described above.

         (g) The option of a Nonemployee Director shall automatically terminate as of the date his directorship is terminated, if the directorship is terminated on account of any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or (iii) cause as determined by the Board of Directors.

         (h) If the directorship of the Nonemployee Director is terminated by reason of Retirement (as hereinafter defined), an Option (to the extent otherwise exercisable by the Nonemployee Director on the date of exercise) shall be exercisable by the Nonemployee Director at any time prior to the Expiration Date of the Option or within twelve (12) months after the date of such termination of the directorship, whichever is the shorter period. As used herein, the term `Retirement' shall mean a voluntary election by the Nonemployee Director to resign as a director or to cease to stand for election as a director.

11.  MISCELLANEOUS

         (a) Nothing contained in this 1996 Directors' Plan (nor in any option granted pursuant to this 1996 Directors' Plan) shall confer upon any Nonemployee Director any right to continue as a member of the Board or constitute any contract or agreement or interfere in any way with the right of the Company to remove such Nonemployee Director from the Board. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of a Nonemployee Director.

         (b) An option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with this 1996 Directors' Plan.

         (c) The holder of an option shall not be entitled to the privilege of stock ownership as to any shares of Stock not actually issued and delivered to the holder. Subject to the provisions of Paragraph 9. above, upon exercise of an option for Stock at a time when there is not in effect under the Act a registration statement relating to the Stock issuable upon exercise thereof or not available for delivery a prospectus meeting the requirements of Section 10 of the Act, the holder of the option shall represent and warrant in writing to the Company that, inter alia, the shares of Stock purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares of Stock shall be issued upon the exercise of any option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, other regulatory agencies having jurisdiction and any exchanges upon which securities subject to the option may be listed.

         (d) The 1996 Directors' Plan and the options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed within that State.

         (e) The proceeds received by the Company from the sale of shares pursuant to options shall be used for general corporate purposes.

         (f) The members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to the 1996 Directors' Plan or any option granted under it.



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         (g) Any payment or any issuance or transfer of shares of Stock to the Nonemployee Director, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may require any Nonemployee Director, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         (h) Neither the Board nor the Company guarantees the Stock of the Company from loss or depreciation.

         (i) All expenses incident to the administration or termination of the 1996 Directors' Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

         (j) Records of the Company regarding the Nonemployee Director's period of service, termination or service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Board to be incorrect.

         (k) The Company shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Board to perform its duties and functions under the 1996 Directors' Plan.

         (l) The Company assumes no obligation or responsibility to the Nonemployee Director or his or her personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of the Board.

         (m) Any action required of the Company shall be by resolution of the Board or by a person authorized to act by Board resolution.

         (n) If any provision of this 1996 Directors' Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the 1996 Directors' Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

         (o) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered in accordance herewith. The Company or a Nonemployee Director may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until it is changed in accordance herewith, the Company and each Nonemployee Director shall specify as its and his address for receiving notices the address set forth in the Option Agreement pertaining to the shares to which such notice relates.

         (p) Any person entitled to notice hereunder may waive such notice.

         (q) The 1996 Directors' Plan shall be binding upon the Nonemployee Director, his or her heirs, legatees and legal representatives, upon the Company, its successors and assigns and upon the Board and its successors.



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         (r) The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         (s) Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this 1996 Directors' Plan dictates, the plural shall be read as the singular and the singular as the plural.





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